Exhibit 10.1

AMENDMENT NO. 3

TO

FREIGHTCAR AMERICA, INC. 2022 LONG TERM INCENTIVE PLAN

AMENDMENT NO. 3, dated as of May 14, 2024 (this “Amendment”), to the 2022 Long Term Incentive Plan (as amended, the “Plan”) of FreightCar America, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of May 12, 2022; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's common stock, par value $.01 per share, which may be issued and sold under the Plan from (i) 4,796,901, which number includes 354,788 shares under the Corporation’s 2018 Long Term Incentive Plan, as amended and restated (the “2018 LTIP”), and the 2005 Long Term Incentive Plan, as amended and restated (the “2005 LTIP” and, together with the 2018 LTIP, the “Prior Plans”) that remained available for grant as of May 12, 2022, plus (ii) any shares remaining for grant under the Prior Plans subject to awards that, after May 12, 2022, were or are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than shares, to (x) 7,796,901 shares, which number of shares includes the 354,788 shares carried over from the Prior Plans that remained available for grant as of May 12, 2022, plus (y) any shares remaining for grant under the Prior Plans subject to awards that, after May 12, 2022, were or are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.             The first sentence of Section 4(a) shall be revised and amended to read as follows:

“Subject to adjustment as provided in Section 4(d), the total number of Shares reserved for issuance in connection with Awards under the Plan shall be equal to the sum of (i) 7,796,901, which includes the 354,788 Shares carried over from the Prior Plans that remained available for grant as of May 12, 2022, plus (ii) any Shares under the Prior Plans subject to Awards that, after the date of this Amendment, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares.”

2.             The final sentence of Section 4(a) shall be revised and amended to read as follows:

“The maximum number of Shares that may be issued or transferred to Eligible Persons as ISOs is 7,796,901 Shares.”

3.             This Amendment shall be effective as of the date first set forth above.

4.             In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

FREIGHTCAR AMERICA, INC.

By:	/s/ Michael A. Riordan
Name: Michael A. Riordan
Title: VP, Chief Financial Officer & Treasurer